CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2015
SIXTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.	The Plan consists of four separate components:

a.	The EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan (the “EMD Component”);

b.	The CWC Component, which applies to other employees of the Company eligible to participate in the Plan (the “CWC Component”);

c.
The Williams Salaried Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. Retirement Plan prior to the Plan’s merger with it, effective as of December 31, 2014; and

d.
The Williams Union Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. U.A.W. Local 492 Pension Agreement prior to its merger with the plan formerly known as the Williams Controls, Inc. Retirement Plan, effective as of December 31, 2014 (the “Williams Union Plan Component”).

3.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the CWC Component to reflect the terms of a new collective bargaining agreement covering employees of the Company’s Target Rock operations that (i) increases their benefit formula with respect to credited service earned on or after January 1, 2019, and (ii) provides for the cessation of benefit accruals after December 31, 2028.

4.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Williams Union Plan Component to reflect the terms of a new collective bargaining agreement covering employees of Williams Controls, Inc. that (i) maintains their benefit formula with respect to credited service earned on or after October 1, 2018, and (ii) provides for the cessation of benefit accruals after December 31, 2028.

5.	Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.

6.	Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee to adopt certain CWC Component amendments on behalf of the Company.

7.	Section 10.1 of the Williams Union Plan Component permits the Company to amend the Williams Union Plan Component at any time.

8.
Article 11.02(b) of the CWC Component and Section 12.B.2 of the EMD Component authorize the Curtiss-Wright Corporation Administrative Committee to adopt certain Plan amendments on behalf of the Company.

Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the CWC and EMD Components of the Plan are hereby amended in the following respects:

CWC Component
The CWC Component is amended as follows:

Effective January 1, 2019, Section 9.02(a)(v) (“Target Rock Corporation”) is amended by adding the following subparagraphs (Z), (AA), (BB), (CC) and (DD) at the end thereof, to read, respectively, as follows:

(Z)    $62.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2019, for any pension payments due for months commencing on or after January 1, 2019.

(AA)    $64.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2020, for any pension payments due for months commencing on or after January 1, 2020.

(BB)    $66.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2021, for any pension payments due for months commencing on or after January 1, 2021.

(CC)    $68.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2022, for any pension payments due for months commencing on or after January 1, 2022.

(DD)    $70.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2023, for any pension payments due for months commencing on or after January 1, 2023.

In no event shall any years of Credited Service be credited for purposes of this paragraph (a)(v) for any period of employment on or after January 1, 2029.

Williams Union Plan Component
The Williams Union Plan Component is amended as follows:

1.    Effective October 1, 2018, the Introduction to the Plan is hereby amended by adding a new paragraph at the end thereof, to read as follows:

The Accrued Benefit is frozen effective December 31, 2028, and no additional benefits shall accrue after such date.

2.    Effective October 1, 2018, Section 1.02 is amended so that the following new language is added immediately following the clause “However, Accrual Service is modified as follows:” in the definition of Accrual Service:

Service after a date excluded:

Service after the date the Accrued Benefit is frozen (as stated in the INTRODUCTION SECTION) is excluded.

3.    Effective October 1, 2018, Section 4.01(a) is amended in its entirety, to read as follows:

(a)    An amount equal to the following schedule:

Date of Retirement or
Termination            Dollar Level

01/01/2008-09/30/2022         $28.00

4.    Effective October 1, 2018, Section 4.01 is amended by adding the following new paragraph at the end thereof, to read as follows:

After the date the Accrued Benefit is frozen (as stated in the INTRODUCTION SECTION), no additional benefits shall accrue under the Plan.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this day of November, 2018.

Curtiss-Wright Corporation
Administrative Committee

By:
Paul J. Ferdenzi